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                                  EXHIBIT 10(j)
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                                                                   Exhibit 10(j)

                                 FIRST AMENDMENT
                          TO SOUTHSIDE BANCSHARES CORP.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


         This First Amendment (hereinafter referred to as the "Amendment") is entered into this 1st day of December, 1999, the effective date, between SOUTHSIDE BANCSHARES CORP., with its principal place of business in St. Louis, Missouri (the "Company"), and EARLE J KENNEDY, JR., a director of the Company (hereinafter referred to as the "Director").

         WHEREAS, the Director has served on the Board of Directors of the Company (hereinafter referred to as the "Board"), and the Board wishes to provide additional incentives for the Director's continued service; and

         WHEREAS, the Director has contributed to the success and profitability of the Company and is expected to continue such contribution; and

         WHEREAS, the Director and the Company have previously entered into a plan entitled Southside Bancshares Corp. Deferred Compensation Plan for Directors, dated April 25, 1996, which includes an agreement entitled the Southside Bancshares Corp. Deferred Compensation Plan for Directors Participation Agreement executed by the Director (hereinafter collectively referred to as the "Previous Plan"), which provided that the Company would provide certain benefits to the Director upon his retirement; and

         WHEREAS, the Company and the Director desire to set forth their Amendment to the Previous Plan as to fees the Director has already deferred and the continued deferral of a portion of the Director's fees as a deferred compensation plan and to provide certain additional benefits in the case of the Director's death while serving as a Director of the Company; and

         WHEREAS, the Company and the Director desire to provide the Director, in lieu of Director's fees already deferred and the deferral of annual Director's fees of Thirty Five Thousand Four Hundred and 00/100 Dollars ($35,400.00) per year for the next seven (7) years, as compensation for his services to the Company, a post-retirement income or a pre-retirement death benefit to his beneficiary.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Director hereby amend and restate the Previous Plan as follows:

         1. Director agrees that the benefits provided under this Amendment are in lieu of the benefits accumulated to the Director under the Previous Plan.

         2. The liability existing on the financial records on the Company ("Rollover Balance") under the Previous Plan as of the effective date of this Amendment will be included in the Director's Account as hereinafter defined.

         3. Director revokes all prior deferral elections and agrees to a reduction of the current payment of his compensation for service on the Board by Thirty Five Thousand Four Hundred and 00/100 Dollars ($35,400.00) per year, annually deferred in twelve (12) substantially equal monthly installments, for a period of seven (7) years, or such other amount as shall be elected by the Director
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in a signed writing delivered to the Company, and to defer receipt of such amount until paid pursuant to later provisions of this Amendment. Compensation reductions under this Amendment shall cease at the earlier of the end of the deferral period or when said Director attains age seventy-seven (77). The Director may change the amount of or suspend future deferrals with respect to fees and retainers earned for calendar years commencing after the date of change or suspension as he may specify by written notice to the Company. Following any such suspension, the Director may make a new election to again become a deferral participant; however, the election to defer shall be irrevocable for the particular year, and must be made prior to the beginning of the calendar year.

         4. The Company will record amounts deferred pursuant to paragraphs 2 and 3 and amounts credited pursuant to paragraph 5 in a separate account (hereinafter referred to as the "Account") in the financial records of the Company.

         5. Until the Director attains age seventy-seven (77), the Company will credit interest compounded monthly to the Account as follows: subject to a minimum annual rate of six percent (6%) and a maximum annual rate of fifteen percent (15%), a rate equal to the annual percentage increase (the "Annual Rate") of the stock price of Southside Bancshares Corp (the "Stock Price"). The annual percentage increase of the Stock Price shall be initially determined utilizing a fraction that has a numerator calculated by subtracting the closing bid price one year prior to the effective date of this Amendment from the closing bid price on the effective date of this Amendment and a denominator equal to the closing bid price one year prior to the effective date of this Amendment. For each subsequent year that this Amendment is effective, the Annual Rate will be determined utilizing a fraction that has a numerator calculated by subtracting the closing bid price one year prior to each anniversary of effective date of this Amendment from the closing bid price on each anniversary of effective date of this Amendment and a denominator equal to the closing bid price one year prior to the anniversary of effective date of this Amendment. Notwithstanding the above, at any time the Director fails to defer a monthly amount under paragraph 3, the annual interest rate the Company will credit the Account under this paragraph will be six percent (6%), compounded monthly for the period the Director makes no deferral. Once the Director attains age seventy-seven (77) or the service of the Director is terminated and payments from the Account continue to be deferred, the Company will credit interest compounded monthly to the Account at a rate of six percent (6%) until the balance of the Account is fully paid.

         6. The Account will be unfunded and no assets of the Company will be segregated with respect to the Account. Further, the Account shall be kept only for purposes of its identification on the books and records of the Company as a liability of the Company to the Director, and the Account will be subject to the claims of general creditors of the Company.

         7. Amounts held in the Account or a death benefit will be payable as indicated in Paragraph 8 upon the first to occur of the following events:

                  (a) termination of the Director's membership on the Board of the Company other than by death; or

                  (b) termination of this Agreement pursuant to Paragraph 17; or

                  (c) the occurrence of the Director's 77th birthday; or


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                  (d) the death of the Director.

The Company shall only have the obligation to complete making payments under Paragraph 8 to the Director, his/her designated beneficiary, or the estate of the designated beneficiary pursuant to the applicable subparagraph above.

8.

                  a. If payment is to be made due to the occurrence of an event described in 7(a) or in 7(b), subject to provisions of paragraph 9, an amount equal to the balance in the Account shall be paid to the Director in one lump sum not later than sixty (60) days following the occurrence of the event.

                  b. If payment is to be made due to the occurrence of the event described in 7(c), the balance in the Account shall be paid to the Director in substantially equal monthly installments over a thirty-six (36) month period commencing on the first day of the month following the Director's birthday.

                  c. If payment is to be made due to the occurrence of the event described in 7(d), the amount payable to the Director's beneficiary shall be the monthly amount stated in Addendum A multiplied by a fraction the numerator of which is equal to the sum of: (i) the Rollover Balance, including interest credited to this amount through the date of the Director's death pursuant to paragraph 5 of this Amendment; (ii) the amount actually deferred under this Amendment until the Director's death, including the interest credited to these deferrals through the date of the Director's death pursuant to paragraph 5 of this Amendment; (iii) the projected amounts that would have been deferred from the date of the Director's death through the date the Director would have attained age seventy-seven (77), based on the Director's elected deferral amount in effect on the date of the Director's death; and (iv) the interest that would have been credited to the amounts in (i), (ii), and (iii) immediately above pursuant to paragraph 5 from the date of the Director's death until the date the Director would have reached age 77 assuming an Annual Rate that would equal the average annual interest credited to the Director's Account from the effective date of this Amendment through the Director's death or an Annual Rate equal to six percent (6%) if the Director was not making monthly deferrals at the date of the Director's death; and the denominator of which shall equal the sum of the Rollover Balance and the projected total deferral that would have occurred if the Director would have deferred the amount set forth in paragraph 3 from the date of this Amendment through the date the Director would have attained age seventy-seven (77), including the maximum annual interest credited under paragraph 5 of this Amendment to the Rollover balance and to the projected deferrals under paragraph 3; provided, however, under no circumstances shall the monthly benefit be greater than that stated in Addendum A. Payments to the Director's designated beneficiary shall begin the first day of the month following the month the Director would have attained age seventy-seven (77).

         9. If payment is to be made under subparagraph 7 (a) and the Director's termination is due to disability covered under a disability insurance policy, the Company may, in its sole discretion, defer payment until payments under the disability policy cease.


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         10. In the event the Director should die before receiving the payment due under subparagraph 8(a) or the payments due under subparagraph 8(b), the remaining payment or payments, as the case may be, shall be paid to the Director's designated beneficiary.

         11. If the Director's designated beneficiary dies before receiving all payments due, the Company shall pay the remaining payments, in the same form of pay out as the designated beneficiary has been receiving or is to receive, to the revocable trust of the Designated beneficiary and, if none, to the estate of the designated beneficiary.

         12. Director may request in a signed writing delivered to the Board, that the Company pay a hardship distribution to the Director from amounts held in the Account. Hardship means an unforeseen event or situation that creates an extraordinary financial need that cannot reasonably be met by other resources of the Director. The Board shall elect in its sole discretion, without participation of the Director making the request, whether or not to grant such request.

         13. Any amounts payable to the Director's designated beneficiary pursuant to this Amendment will be paid to the beneficiary designated by the Director in a signed writing delivered to the Company. Director has the right to change his beneficiary designation by delivering to the Company a subsequent signed writing. If Director does not designate a beneficiary in the manner described in this paragraph 13, or if the designated beneficiary has predeceased the Director, then amounts payable hereunder will be payable first to the Director's surviving spouse; and if the Director has no surviving spouse, then such amounts will then be payable to the Director's estate or as provided by a decree of distribution or other proper order by the court having jurisdiction of such estate. No one other than the Director shall have any right to designate a beneficiary.

         14. The right to receive payments under this Amendment shall not be assigned or encumbered, or subject to anticipation, garnishment, attachment, or any other legal process of creditors of the Director or of any designated beneficiary. If the Director or a designated beneficiary attempts to assign such right, the Board, in its sole discretion, may suspend, reduce or terminate any or all rights created by this Amendment as to the Director or the designated beneficiary attempting said assignment.

         15. Nothing in this Amendment shall be construed as giving the Director the right to be retained on the Company's Board. The Director shall remain subject to discharge at any time and to the same extent as if this Amendment had not been executed.

         16. The Company does not assure or guarantee the tax consequences of payments provided hereunder or matters beyond its control, and the Director certifies that his decision to reduce and defer receipt of his compensation is not due to any reliance upon financial, tax or legal advice given by the Company or any of its employees.

         17. This Amendment may be amended or terminated at any time by the Company in writing; however, no amendment or termination may reduce amounts payable to Director or his designated beneficiary below the then Account balance, without such person's written consent.

         18. The Board upon ninety (90) days advance written notice to the Director may terminate this Amendment and, in the event of such termination, shall pay an amount equal to the


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then Account balance in a lump sum to the Director within sixty (60) days following such termination.

         19. While the Company intends that this Plan will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually be paid to a Director, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by Directors in the event it is determined by applicable authorities that such deferral was not accomplished, and the Director should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case.


         IN WITNESS WHEREOF, the parties hereof have entered into this Amendment at St. Louis, Missouri, as of the date first above written.


                           SOUTHSIDE BANCSHARES CORP.


                           By:      /s/ Thomas M. Teschner
                           Its:     President & CEO



                           DIRECTOR:


                                 /s/ Earl J. Kennedy, Jr.
                           EARLE J. KENNEDY, JR.


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                             BENEFICIARY DESIGNATION

I, Earle J. Kennedy, designate the following as beneficiary of any death benefits payable under the Second Amendment to Southside Bancshares Corp. Deferred Compensation Plan for Directors myself and Southside Bancshares Corp.:

 Primary Beneficiary

 Name    Earle J. Kennedy & Marjorie L. Kennedy
         -- Trustees  of The Earle J. Kennedy
         Revocable Living Trust Dated 7/1/91        Relationship ______________

 Address      18 Squires Lane, St. Louis, Mo.  63131
              ______________________________________

Contingent Beneficiary (to receive the benefits if there is no surviving Primary Beneficiary)


 Name __________________________________  Relationship ___________________

 Address _______________________________________________________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage. I further understand that this beneficiary designation revokes all prior beneficiary designations applicable to this Amendment.

                                          Consented to by Director's spouse:
Director's Signature:                     Spouse's Signature:

        /s/ Earle J. Kennedy, Jr.          /s/ Marjorie L. Kennedy
_________________________________          ____________________________________
EARLE J. KENNEDY, JR.

Date:      12/1/99                            Date:       12/1/99
         __________                                     __________

Accepted by the Company this 22nd day of December, 1999.


By:      /s/ Thomas M. Teschner
         ______________________

Title:   President & CEO
         ______________________
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                                   ADDENDUM A


Seventeen Thousand Nine Hundred Three and 25/100 dollars ($17,903.25) per month for thirty six (36) months.



   ADDENDUM A - PAGE SOLO